                                                                Exhibit 4.3

This Capital Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (55 Water Street, New York, New
York) (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

Unless this Capital Security is presented by an authorized representative of the Depository to First Tennessee Capital II or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

--------------------------------------------------------------------------------

CERTIFICATE NUMBER
      CAP-1

--------------------------------------------------------------------------------
                                                    NUMBER OF CAPITAL SECURITIES
                                                                200,000

--------------------------------------------------------------------------------
                              CUSIP NO. 33716P AA 8

--------------------------------------------------------------------------------
                    CERTIFICATE EVIDENCING CAPITAL SECURITIES

--------------------------------------------------------------------------------
                                       OF

--------------------------------------------------------------------------------
                           FIRST TENNESSEE CAPITAL II

--------------------------------------------------------------------------------
                            6.30% CAPITAL SECURITIES,
                                    SERIES B
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

--------------------------------------------------------------------------------

First Tennessee Capital II, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of TWO HUNDRED THOUSAND (200,000) capital securities of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the First Tennessee Capital II 6.30% Capital Securities, Series B (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in
Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of March 29, 2004, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by First Tennessee National Corporation, a Tennessee corporation (the "Company"), and The Bank of New York, as guarantee trustee, dated as of March 29, 2004, (the "Guarantee"), to the extent provided therein, together with the obligations of the Company under the Trust Agreement, the Company's 6.30% Junior Subordinated Deferrable Interest Debentures, Series B (the "Debentures"), and the Indenture related to such Debentures. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

By acceptance of this certificate, the Holder agrees to treat, for U.S. federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of undivided beneficial ownership in the Debentures through a grantor trust unless a contrary treatment is required by the Internal Revenue Service or a court of competent jurisdiction

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate as of this 29th day of March, 2004.

                                      FIRST TENNESSEE CAPITAL II


                                      By: /s/ Marlin L. Mosby, III
                                          --------------------------------------
                                          Name: Marlin L. Mosby, III
                                          Administrative Trustee

          This certificate evidences the Capital Securities of the Trust referred to in the within-mentioned Trust Agreement.

Dated: March 29, 2004

                                      THE BANK OF NEW YORK,
                                         as Property Trustee


                                      By: /s/ Barbara Bevelaqua
                                          --------------------------------------
                                          Name: Barbara Bevelaqua
                                          Title: Vice President

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:

--------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------
                       (Insert address and zip code of assignee)

--------------------------------------------------------------------------------
and irrevocably appoints

--------------------------------------------------------------------------------
agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

--------------------------------------------------------------------------------
Date:


--------------------------------------------------------------------------------
Signature:

--------------------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Capital Security Certificate)


--------------------------------------------------------------------------------
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.


                                       5